CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of American Growth Fund, Inc. Series Two, a series of American Growth Fund, Inc. and to the use of our report dated September 27, 2019 on the financial statements and financial highlights of American Growth Fund, Inc. Series Two.   Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which is included in the Statement of Additional Information.

                                                                                                  Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

June 3, 2020